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                                                                     EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements pertaining to the MB Financial, Inc. 1995 Stock Option and Incentive Plan (Form S-8 No. 33-98860) and Avondale Federal Savings Bank 401k Plan for Directors and Executive Officers (Form S-8 No. 333-4592) of our report dated February 9, 2001, with respect to the consolidated financial statements of MB Financial, Inc. appearing in this Annual Report on Form 10-K.





/s/ McGladrey & Pullen, LLP


Schaumburg, Illinois
March 16, 2001

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